UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2014

HMS Income Fund, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	814-00939	45-3999996
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
 Expense Support and Conditional Reimbursement Agreement

As previously disclosed in its Current Report on Form 8-K, on December 30, 2013, HMS Income Fund, Inc. (the “Company”) and HMS Adviser LP (the “HMS Adviser”) agreed to an Expense Support and Conditional Reimbursement Agreement, as amended on March 31, 2014 (as amended, the “Expense Reimbursement Agreement”). On June 30, 2014, the Company and the HMS Adviser entered into a Second Amendment (the “Second Amendment”) to the Expense Reimbursement Agreement, which extends the payment period thereunder until September 30, 2014 or a prior date mutually agreed to by both parties (the “Payment Period”). Under the Second Amendment, the HMS Adviser, at its sole discretion and in consultation with the Company, agrees to pay to the Company up to 100% of the Company’s operating expenses during the Payment Period in order for the Company to achieve a reasonable level of expenses relative to its investment income. All other terms of the Expense Reimbursement Agreement remain unchanged.

The foregoing description of the Amendment is qualified in its entirety by reference to the Second Amendment, filed as Exhibit 10.1 to this report, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Second Amendment to Expense Support and Conditional Reimbursement Agreement, dated June 30, 2014, by and between HMS Income Fund, Inc. and HMS Adviser LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS Income Fund, Inc.

June 30, 2014	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Financial Officer and Secretary